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                                                                      EXHIBIT 21

                                                                   Jurisdiction
                                                                        of
    Subsidiary                                                     Organization

Housing-Home Sales ,Inc.                                               Maryland
The Southampton Corporation                                            Maryland
All Seasons, Inc.                                                      Maryland
Washington Homes, Inc. of Virginia                                     Virginia
Designed Contracts, Inc.                                               Maryland
Consultants Corporation                                                Maryland
WH Land I, Inc.                                                        Maryland
WH Land II, Inc.                                                       Maryland
WH Properties, Inc.                                                    Maryland
WH Land III, Inc.                                                      Maryland
WH Properties Limited Partnership                                      Maryland
WH Properties II Limited Partnership                                   Maryland
Potomac Knolls A1 Limited Partnership                                  Maryland
Potomac Knolls A3 Limited Partnership                                  Maryland
Potomac Knolls B1 Limited Partnership                                  Maryland
Potomac Knolls B2 Limited Partnership                                  Maryland
Potomac Knolls E1 Limited Partnership                                  Maryland
Homebuyer's Mortgage, Inc.                                             Maryland
Westminster Homes, Inc.                                          North Carolina
WH/PR Land Company LLC                                                 Delaware
New Homebuyer's Title Company, Inc.                                    Maryland
Homebuyer's Insurance Agency LLC                                       Maryland
New Homebuyer's Title Company (Virginia) LLC                           Virginia
Westminster Homes (Charlotte), Inc.                              North Carolina
Westminster Homes of Tennessee, Inc.                                  Tennessee
Arbor West LLC                                                         Maryland
Condominium Community (Park Place), Inc.                               Maryland
Condominium Community (Truman Drive), Inc.                             Maryland
Condominium Community (Bowie New Town), Inc.                           Maryland
Condominium Community (Quail Run), Inc.                                Maryland
Condominium Community (Largo Town), Inc.                               Maryland
Quarry Services, Inc.                                                  Maryland
Carrington Homes LLC                                             North Carolina
Washington Homes of West Virginia, Inc.                           West Virginia
Washwest, L.P.                                                         Delaware
Preston Grande Homes, Inc.                                       North Carolina

     Omitted subsidiaries would not in the aggregate constitute a Significant Subsidiary.